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                                                                    EXHIBIT 21.1


                                  SUBSIDIARIES


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Subsidiary                    State of Incorporation   Names Under Which
                                                       Subsidiary Does Business
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PowerChannel, Inc.            Delaware                 PowerChannel, Inc.
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PowerChannel.com, Inc.        Delaware                 PowerChannel.com, Inc.
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